EXHIBIT 1.2

                     Shares

(subject to increase up to                      shares

in the event of an oversubscription)

NEWALLIANCE BANCSHARES, INC.

(a Delaware corporation)

Common Stock

(par value $.01 per share)

AGENCY AGREEMENT

                    , 2003

RYAN BECK & CO.

220 South Orange Avenue

Livingston, New Jersey 07039

Ladies and Gentlemen:

NewAlliance Bancshares, Inc., a Delaware corporation (the “Company”), and New Haven Savings Bank, a Connecticut chartered mutual savings bank (the “Bank”), hereby confirm their agreement with Ryan Beck & Co. (“Ryan Beck” or the “Agent”) with respect to the offer and sale by the Company of                      shares (subject to increase up to                      shares in the event of an oversubscription) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company are hereinafter called the “Securities.” In addition, as described herein, the Company expects to contribute 3,000,000 shares of Common Stock to the NewAlliance Foundation (the “Foundation”), such shares hereinafter being referred to as the “Foundation Shares.”

The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion (the “Plan”) adopted by the Board of Directors of the Bank on July 15, 2003 and amended on                     , 2003, pursuant to which the Bank intends to convert from a Connecticut chartered mutual savings bank to a Connecticut chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to certain of the Bank’s depositors, the Bank’s Employee Stock Ownership Plan (the “ESOP”) and 401(k) Plan, the Company’s and the Bank’s directors, officers and employees who does not have a higher priority right, and each corporator of the Bank who is not an eligible account holder or a supplemental eligible account holder rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to certain natural persons residing in the Connecticut counties of New Haven, Hartford, Tolland, Windham and Middlesex, in a direct community offering (the “Community Offering” and together with the Subscription Offering, as each may be extended or reopened from time to time, the “Subscription and Community Offering”) to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community

Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings,” and the conversion of the Bank from mutual to stock form, the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the “Conversion.” The Securities may be offered to the general public in a public offering (the “Public Offering”) in lieu of or subsequent to the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement as described in Section 2 hereof. It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

Simultaneous with the consummation of the Conversion and the Offerings, the Company will acquire Connecticut Bancshares, Inc. (“Connecticut Bancshares”) pursuant to the terms of an Agreement and Plan of Merger dated as of July 15, 2003 (the “Connecticut Bancshares Merger Agreement”). Connecticut Bancshares is the holding company of the Savings Bank of Manchester, a Connecticut chartered savings bank headquartered in Manchester, Connecticut (“SBM”). Connecticut Bancshares will merge with and into NewAlliance Bancorp and SBM will merge with and into the Bank pursuant to the Connecticut Bancshares Merger Agreement (collectively, the “Connecticut Bancshares Merger”). The Connecticut Bancshares Merger will be accomplished in accordance with the laws of the State of Delaware, the State of Connecticut and the United States and applicable regulations of the State of Connecticut, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System (such laws and the regulations collectively, the “Connecticut Bancshares Merger Regulations”). Ryan Beck is serving as financial advisor to NewAlliance and the Bank in connection with the Connecticut Bancshares Merger. Pursuant to the terms of the Connecticut Bancshares Merger Agreement, upon consummation of the Connecticut Bancshares Merger, each outstanding share of common stock, par value one cent ($.01) per share, of Connecticut Bancshares (“Connecticut Bancshares Common Stock”), will convert into the right to receive the Connecticut Bancshares Merger consideration of $52.00 per share of the Connecticut Bancshares Common Stock in the form of cash. Each holder of an outstanding option to purchase the Connecticut Bancshares Common Stock may elect to receive the difference between the applicable exercise price of the option and the $52.00 Connecticut Bancshares Merger consideration in the form of cash. The Connecticut Bancshares Merger is expected to close simultaneously with consummation of the Conversion. The Connecticut Bancshares Merger is conditioned upon the completion of the Conversion and the Offerings. If the closing of the Connecticut Bancshares Merger is delayed beyond March 31, 2004, the acquisition price will be increased by the amount that Connecticut Bancshares’ net income exceeds dividends paid after that date. If the Conversion is not completed by October 15, 2004, New Haven Savings Bank may be required to pay a $30.0 million cash payment to Connecticut Bancshares.

Simultaneous with the consummation of the Conversion, the Offerings and the Connecticut Bancshares Merger, the Company will acquire Alliance Bancorp of New England, Inc. (“Alliance”) pursuant to the terms of an Agreement and Plan of Merger dated as of July 15, 2003 (the “Alliance Merger Agreement”). Alliance is the holding company of Tolland Bank, a Connecticut chartered savings bank headquartered in Tolland, Connecticut (“Tolland”). Alliance will merge with and into NewAlliance Bancshares and Tolland will merge with and into the Bank pursuant to the Alliance Merger Agreement (the “Alliance Merger”). The Alliance Merger will be accomplished in accordance with the laws of the State of Delaware, the State of Connecticut and the United States and applicable regulations of the State of Connecticut, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System (such laws and the regulations collectively, the “Alliance Merger Regulations” and together with the Connecticut Bancshares Merger Regulations and the Offering Regulations, the “Conversion Regulations”). Ryan Beck is serving as financial advisor to NewAlliance and the Bank in connection with the Alliance Merger. Pursuant to the terms of the Alliance Merger Agreement, upon consummation of the Alliance Merger, each outstanding share of common stock, par value one cent ($.01) per share, of Alliance (“Alliance Common Stock”), will convert into the right to receive the Alliance Merger consideration, at the election of the holder, $25.00 in NewAlliance Bancshares stock, or 2.5 shares of NewAlliance Bancshares stock based on the expected $10.00 conversion offering price per share. Alternatively, Alliance shareholders may elect to receive $25.00 in cash, provided cash payments in total do not exceed 25% of the aggregate Alliance acquisition consideration. The Alliance Merger is not conditioned upon the completion of the Conversion and Offerings. Both the number of shares of NewAlliance Bancshares common stock and cash amount are subject to increase by the cash or stock equivalent of $.01 per day if the closing of the Alliance Merger is delayed beyond March 31, 2004. In addition, if, as of August 16, 2004, it is determined that New Haven Savings Bank is unable or unwilling to complete the Conversion by December 31, 2004, Alliance will have a one-time option to elect to cause the acquisition consideration to be all cash in the amount of $30.00 for each share of Alliance Common Stock rather than a combination of cash and NewAlliance Bancshares common stock. In addition, if the Alliance Merger is not completed by December 31, 2004, New Haven Savings Bank may be required to pay a $3.0 million cash payment to Alliance. The Conversion is not dependent upon the Alliance Merger, and it is expected that the Conversion will be completed regardless of the status of Alliance Merger.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333—109266), including a related prospectus, for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

The Company has also filed with the Commission a registration statement on Form S-4 (File No. 333-109569) (the “S-4 Registration Statement”) containing a proxy statement to be used to solicit proxies of the Alliance Bancorp stockholders with respect to the approval of the Alliance Merger. The Company has filed such amendments to the S-4 Registration Statement and such amended prospectus, on file with the Commission at the time the S-4 Registration Statement becomes effective is hereinafter called the “S-4 Prospectus,” except that if the S-4 Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act Regulations differs from the prospectus on file at the time the Registration Statement becomes effective, the term “S-4 Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing.

The S-1 Registration Statement and the S-4 Registration Statement are collectively referred to herein as the “Registration Statement.” The S-1 Prospectus and the S-4 Prospectus are collectively referred to herein as the “Prospectus.”

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering. The Prospectus contains information with respect to the Bank, the Company and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, any preliminary or final Prospectus, any Blue Sky application, or any sales literature, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company and the Bank acknowledge appears only in the second paragraph of the section captioned “The Conversion and The Offering— Plan of Distribution and Marketing Arrangements” of the Prospectus).

(ii) The Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) the Company’s application for approval of its acquisition of the Bank (the “Holding Company Application”) on Form FR Y-3 promulgated under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the regulations promulgated thereunder. The Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FRB. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder.

(iii) Pursuant to Section 36a-136 of the Connecticut General Statutes and the regulations promulgated thereunder and the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”) governing the conversion of Connecticut chartered mutual savings banks to Connecticut chartered savings banks (collectively, the “Offering Regulations”), the Bank has filed an application for conversion (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Connecticut Application”) with the Connecticut Department of Banking and Insurance (the “Department”), a Notice of Conversion, including the Connecticut Application, with the FDIC and such amendments thereto and supplementary materials as may have been required to the date hereof, including copies of the Bank’s Information Statement for Special Meeting of its

Corporators, dated             , 2003, relating to the Conversion (the “Corporator Statement”) and the Prospectus (such Notice of Conversion, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “FDIC Notice”). The Department has, by order dated             , 2003, approved the Connecticut Application, such approval remains in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Department. The FDIC has, by letter dated             , 2003, issued a notice of its intention not to object to the Conversion, and such non-objection remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC. In addition, on July 21, 2003, the Bank filed an application with the FDIC requesting the FDIC to waive its requirement for a depositor vote on the Conversion. The FDIC granted a waiver of the depositor vote requirement on November 14, 2003. At the date of such approval by the Department and the issuance of such letter of non-objection by the FDIC, and at the Closing Time referred to in Section 2, the Connecticut Application and the FDIC Notice each complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

(iv) At the time of their use, the Prospectus and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank has filed the Prospectus and sales literature with the Commission, the Department and the FDIC. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Department and the FDIC for use in final form.

(v) None of the Commission, the Department, the FDIC, the FRB or any Blue Sky authority has, by order or otherwise, prevented or suspended the use of the Corporator Statement, Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings, and no action by or before any such governmental entity to prevent or suspend the use of the Corporator Statement, Prospectus or any supplemental sales literature is, to the best knowledge of the Company and the Bank, pending or threatened.

(vi) At the Closing Time referred to in Section 2, (i) the Company and the Bank will have completed the conditions precedent to the Conversion and the Offerings and the establishment of the Foundation in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the FRB, the Department, the FDIC or any other regulatory authority or Blue Sky authority, other than those which the regulatory authority permits to be completed after the Conversion; (ii) the Conversion and the Offerings and the establishment of the Foundation will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and Offering imposed upon the Company and the Bank by the FRB, the Department, the FDIC or any other regulatory or Blue Sky authority or any other regulatory authority; (iii) the Company, the Bank, Connecticut Bancshares and SBM will have completed the conditions precedent to the

Connecticut Bancshares Merger in accordance with the Connecticut Bancshares Merger Agreement, and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Connecticut Bancshares Merger imposed upon the parties thereto by any regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Connecticut Bancshares Merger (“Connecticut Bancshares Effective Time”); and (iv) the Company, the Bank, Alliance and Tolland will have completed the conditions precedent to the Alliance Merger in accordance with the Alliance Merger Agreement, and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Alliance Merger imposed upon the parties thereto by any regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Alliance Merger (“Alliance Effective Time”).

(vii) RP Financial, LC. (“RP Financial”), which prepared the valuation of the Bank as part of the Conversion, has advised the Company and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the Department and the FDIC with respect thereto.

(viii) PriceWaterhouseCoopers LLP, the firm which certified the consolidated financial statements and supporting schedules of the Bank included in the Registration Statement, have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), and such accountants are, with respect to the Company, the Bank and each of the Subsidiaries (as hereinafter defined), independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Deloitte & Touche, LLP, the firm which certified the consolidated financial statements and supporting schedules of Connecticut Bancshares included in the Registration Statement, have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to Connecticut Bancshares and SBM, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. KPMG LLP, the firm which certified the consolidated financial statements and supporting schedules of Alliance Bancorp of New England, Inc. included in the Registration Statement have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to Alliance and Tolland, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(ix) The only direct and indirect subsidiaries of the Bank are Fairbank Corporation, NHSB Community Development Corporation, The Loan Source, Inc., NHSB Servicing Company and NHSB Financial Services, Inc. (collectively, the “Subsidiaries” and, individually, each a “Subsidiary”). Except for the Subsidiaries, the Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

(x) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial condition,

results of operations, changes in retained earnings, equity and cash flows of each of (i) the Company, the Bank and the Subsidiaries, (ii) Connecticut Bancshares, SBM and their subsidiaries and (iii) Alliance, Tolland and their Subsidiaries at the dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the Bank and the Subsidiaries, considered as one enterprise, and (C) the capitalization, liabilities, assets, properties and business of the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the Bank, Connecticut Bancshares, Alliance or Tolland has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(xii) Each of the Company, Connecticut Bancshares and Alliance has been duly incorporated and each is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company, Connecticut Bancshares and Alliance each is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(xiii) Upon completion of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be in the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights.

(xiv) Each of the Bank, SBM and Tolland, as of the date hereof, is a Connecticut chartered savings bank and upon consummation of the Conversion, the Bank will be a Connecticut chartered savings bank in stock form, in all instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries each has obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application, the Connecticut Application and the FDIC Notice, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries are in all material respects in compliance therewith; none of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor any of their respective subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries; and each of the Bank, SBM and Tolland is validly existing and in good standing under the laws of the State of Connecticut and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise.

(xv) The deposit accounts of each of the Bank, SBM and Tolland is insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of eligible accountholders of the Bank, SBM and Tolland each will be duly established in accordance with the Plan and the requirements of the Conversion Regulations.

(xvi) Upon consummation of the Conversion, the authorized capital stock of the Bank will be              shares of common stock, par value $.01 per share (“Bank Common Stock”) and shares of preferred stock, par value $             per share (“Bank Preferred Stock”), and the issued and outstanding capital stock of the Bank will be              shares of Bank Common Stock and no shares of Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; the issuance of the Bank Common

Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock or any shares of Bank Preferred Stock.

(xvii) The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the Department and the FDIC; except as specifically disclosed in the Prospectus and the Corporator Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

(xviii) Each subsidiary of the Bank, SBM and Tolland has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise; the activities of each subsidiary of the Bank, SBM and Tolland are permitted to subsidiaries of a Connecticut chartered savings bank by the rules, regulations, resolutions and practices of the Department and the FDIC; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, SBM or Tolland, as appropriate, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any subsidiary of the Bank, SBM and Tolland.

(xix) The Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland each has taken all corporate actions necessary for them to execute, deliver and perform this Agreement, and this Agreement, the Connecticut Bancshares Merger Agreement, and the Alliance Merger Agreement, as applicable, have been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland, enforceable in accordance with its terms.

(xx) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland or any subsidiary thereof will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Company, the Bank and the Subsidiaries.

(xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Foundation Shares, the Connecticut Bancshares Merger or the Alliance Merger that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(xxii) None of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor any of their respective subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines, including board committee charters (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and none of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor any of their respective subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries; and there are no contracts or documents of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries which are required to be filed as exhibits to the Registration Statement, the Connecticut Application, the Holding Company Application or the FDIC Notice which have not been so filed.

(xxiii) The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Bank and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

(xxiv) No labor dispute with the employees of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries exists or, to the knowledge of the Company, the Bank, Connecticut Bancshares, SBM, Alliance or Tolland is imminent or threatened; and the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise.

(xxv) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank and the Subsidiaries; and all of the leases and subleases material to the business of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries under which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements thereon, as applicable, in full force and effect, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxvi) None of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor their respective subsidiaries are in violation of any directive from the Commission, the FRB, the Department or the FDIC or any other governmental authority to make any material change in the method of conducting their respective businesses; the Bank, SBM and Tolland and their respective Subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, FRB, the Department and the FDIC). Except as set forth in the Prospectus, none of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor any of their respective subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries which, in the reasonable judgment of the Company or the Bank, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries.

(xxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Connecticut Bancshares Merger or the Alliance Merger or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement, the Connecticut Application, the Holding Company Application or the FDIC Notice which have not been so filed.

(xxviii) The Bank has obtained opinions of its outside legal counsel, Tyler Cooper & Alcorn, LLP and it outside tax counsel, Elias, Matz, Tiernan & Herrick, L.L.P., respectively, with respect to the legality of the Securities and the Foundation Shares to be issued and the state and local income tax and federal income tax consequences of the Conversion (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax), copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiaries) nor the Company has taken or will take any action inconsistent therewith.

(xxix) The Bank has received a letter from PricewaterhouseCoopers LLP (“PWC”) with respect to the tax consequences of the Conversion under the laws of the State of Connecticut; the facts and representations upon which such letter is based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiaries) nor the Company has taken or will take any action inconsistent therewith.

(xxx) The Company is not and, upon completion of the Conversion and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxi) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Bank, Connecticut Bancshares and Alliance included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 560.210), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise.

(xxxii) To the knowledge of the Company and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 7.0% of the Common Stock issued in the Conversion, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxiii) To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Company’s officers or directors.

(xxxiv) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and each of their respective subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

(xxxv) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvi) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and each of their respective subsidiaries is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

(xxxvii) The Company and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xxxviii) The records of eligible account holders, supplemental eligible account holders and other depositors are accurate and complete in all material respects.

(xxxix) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and each of their respective subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Bank or any Subsidiary, respectively, would have any liability; each of the Company, the Bank and each Subsidiary has not incurred and does not expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as

amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Bank and any Subsidiary would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x1) None of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland nor their respective subsidiaries nor any properties owned or operated thereby is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank threatened, relating to the liability of any property owned or operated by the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries, under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(x1i) Each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company and the Bank have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries.

(xlii) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities and the Foundation Shares listed on the Nasdaq Stock Market effective as of the Closing Time referred to in Section 2 hereof.

(x1iii) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

(xliv) The Bank, SBM and Tolland has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. None of the Bank, SBM and Tolland are in violation of the USA Patriot Act or any applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and the Bank, threatened regarding the Bank’s, SBM’s or Tolland’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(x1v) The Company, Connecticut Bancshares and Alliance are in compliance with the applicable provisions of the Sarbanes-Oxley Act and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(b) Any certificate signed by any officer of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland to the Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF RYAN BECK; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Ryan Beck as its agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities in connection with the Company’s sale of Common Stock in the Subscription and Community Offerings and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Ryan Beck accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Ryan Beck pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors the financial and securities marketing implications of the independent appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offerings, unless the Company and the Agent agree in writing to extend such period and the Department agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of both the Subscription and Community Offerings, at the request of the Company and the Bank and subject to the continued accuracy of the representations and warranties of the Company and the Bank set forth herein and compliance with the covenants and conditions set forth herein, Ryan Beck will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealer’s agreement (the “Selected Dealer’s Agreement”), substantially in the form set forth in Exhibit A to this Agreement. Ryan

Beck will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealer’s Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Ryan Beck and Selected Dealers shall not exceed 6.0% of the aggregate purchase price of the Securities sold by such Selected Dealers. Ryan Beck will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Ryan Beck be obligated to act as a Selected Dealer or to take or purchase any Securities.

If any of the Securities remain available after the expiration of the Subscription and Community Offering and the Syndicated Community Offering, the Company agrees to offer Ryan Beck the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Ryan Beck and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the “Purchase Agreement”). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Bank and Ryan Beck relating to the firm commitment underwriting of any securities, and Ryan Beck may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Ryan Beck of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Ryan Beck’s commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Ryan Beck, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the New Haven, Connecticut offices of Tyler Cooper & Alcorn, LLP, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a) One percent (1.0%) of the aggregate price (the “Purchase Price”) of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (1) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) by any charitable foundation established by the Bank in connection with the Conversion, and (iii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

(b) with respect to any Securities sold by an NASD member firm (including Ryan Beck) under the Selected Dealer’s Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealer’s Agreement, (ii) any sponsoring dealer’s fees; and (iii) a management fee to Ryan Beck of one percent (1.0%). Any fees payable to Ryan Beck for Securities sold by Ryan Beck under any such agreement shall be limited to an aggregate of six (6.0%) of the Purchase Price of the Securities sold by Ryan Beck and other NASD member firms under such Selected Dealer’s Agreement.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Ryan Beck; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses (inclusive of fees and disbursements of counsel) incurred prior to termination up to a maximum of $175,000. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY. The Company and the Bank covenant with the Agent as follows:

(a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Connecticut Application, the Holding Company Application, the FDIC Notice and the Corporator Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Connecticut Application or the FDIC Notice, (ii) of the receipt of any comments from the Department, the FRB, the FDIC or the Commission with respect to the transactions contemplated by this Agreement, the Plan, the Connecticut Bancshares Merger or the Alliance Merger, (iii) of any request by the Department, the FRB, the FDIC or the Commission for any amendment to the Registration Statement, the Connecticut Application, the Holding Company Application or the FDIC Notice or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Department, the FRB or the FDIC of any order suspending the Offerings, the use of the Prospectus, the Connecticut Bancshares Merger or the Alliance Merger or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Holding Company Application, the Connecticut Application, the FDIC Notice or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(c) The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Connecticut Application, the FDIC Notice and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Department, the FRB and the FDIC, by the applicable Conversion Regulations, as from time to time in force, and by the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material factor omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(f) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) The Company authorizes Ryan Beck and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

(k) The Company and the Bank will conduct the Conversion, including the formation and operation of the Foundation, in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Department, the FDIC or the FRB.

(l) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “How We Intend to Use the Net Proceeds from the Offering.”

(m) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Stock Market and, once listed on the Nasdaq Stock Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq Stock Market.

(o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD’s “Interpretation Relating to Free-Riding and Withholding.”

(p) Other than in connection with the Alliance Merger or any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

(q) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the FRB, by regulation, policy statement or interpretative release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

(r) The Company and the Bank will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application and with the FDIC in connection with their approval or non-objection of, or non-objection to, the Conversion, including those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action which will result in the possible loss of the Foundation’s tax exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

(s) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(t) The Company or the Bank will furnish to Ryan Beck as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by PWC, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

(u) The Company will promptly register as a bank holding company under the BHCA.

(v) Each of the Company and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Stock Market, the Department, the FDIC and the FRB.

(w) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

(x) The Company and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(y) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(z) The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(aa) The Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(bb) Prior to the Closing Time, the Company and the Bank shall have received each approval required to consummate the Connecticut Bancshares Merger and the Alliance Merger, and all applicable waiting periods shall have expired.

SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals relating to the Conversion, the Offerings, the Connecticut Bancshares Merger and the Alliance Merger, (ii) the preparation, printing and filing of the Registration Statement, the Connecticut Application, the FDIC Notice and the Holding Company Application each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company’s and the Bank’s counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of the Agent’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out of pocket expenses (including legal fees and expenses) incurred by the Agent relating to the filings with the NASD. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Department, the FDIC, the FRB or any state securities or Blue Sky authority, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At the Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Tyler Cooper & Alcorn, LLP, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, and has the corporate power and authority to own, lease and operate the combined properties and to conduct the combined operations of the Company, Connecticut Bancshares and Alliance following the Connecticut Bancshares Merger and to the Alliance Merger, as described in the Registration Statement and Prospectus.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any such other jurisdiction would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries. The Company is duly registered as a bank holding company under the BHCA.

(iv) Upon consummation of the Conversion, and the issuance of the Foundation Shares to the Foundation immediately upon completion thereof, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

(v) The Securities and the Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be duly and validly issued and fully paid and nonassessable.

(vi) The issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge, otherwise.

(vii) Upon completion of the Conversion, the issuance of the Securities and the Foundation Shares will be in compliance with all conditions imposed upon the Company and the Bank by the Department and the FDIC under the terms of their written approval or notice of intention not to object, as applicable.

(viii) The Bank has been at all times since the date hereof and prior to the Closing Time duly organized, and is validly existing and in good standing under the laws of the State of Connecticut as a Connecticut chartered savings bank of mutual form, and, at Closing Time, has become duly organized, validly existing and in good standing under the laws of the State of Connecticut as a Connecticut chartered savings bank of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Bank.

(ix) The Bank is a member in good standing of the Federal Home Loan Bank of Boston and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

(x) Each Subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, taken as a whole; the activities of each Subsidiary are permitted to subsidiaries of a bank holding company and of a Connecticut chartered savings bank by the rules, regulations, resolutions and practices of the FRB, the Department and the FDIC; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The activities of each subsidiary of the Company following the Connecticut Bancshares Merger and the Alliance Merger as described in the Registration Statement and Prospectus are permitted to subsidiaries of a bank holding company and of a Connecticut chartered savings bank by the rules, regulations, resolutions and practices of the FRB, the Department and the FDIC.

(xi) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion, the Connecticut Application, the FDIC Notice or the Holding Company Application, copies of which were provided to the Agent prior to the Closing Time; and the issuance of the Foundation Shares to the Foundation is registered pursuant to the Registration Statement.

(xii) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xiii) The FRB has duly approved the Holding Company Application, the Department has duly approved the Connecticut Application and the FDIC has waived its depositor vote requirement and has issued a letter of intent not to object to the Conversion and no action is pending, or to the best knowledge of such counsel after due inquiry, threatened respecting the Holding Company Application, the Connecticut Application, the FDIC Notice, the Conversion or the acquisition by the Company of all of the Bank’s issued and outstanding capital stock; the Holding Company Application complies as to form with the applicable requirements of the FRB, the Connecticut Application complies as to form with the applicable requirements of the Department and the FDIC Notice complies as to form with the applicable requirements of the FDIC, the Holding Company Application, the Connecticut Application and the FDIC Notice include all documents required to be filed as exhibits thereto, and are, to the best knowledge of such counsel after due inquiry, truthful, accurate and complete; and the Company is duly authorized to become a bank holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

(xiv) The execution and delivery of the Connecticut Bancshares Merger, the Alliance Merger, this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Foundation Shares, (A) have been duly and validly authorized by all necessary action on the part of the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the Bank, Connecticut Bancshares, SBM, Alliance and Tolland, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries; and (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise, upon any property or assets of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries is subject.

(xv) The Prospectus has been duly authorized by the Department and the FDIC for final use pursuant to the Conversion Regulations and no action is pending, or to the best knowledge of such counsel after due inquiry, is threatened, by the Department or the FDIC to revoke such authorization.

(xvi) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best knowledge of such counsel after due inquiry, proceedings therefor initiated or threatened by the Commission.

(xvii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities, the consummation of the Conversion, the Connecticut Bancshares Merger and the Alliance Merger except as may be required under the securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered.

(xviii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Regulations.

(xix) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

(xx) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(xxi) The information in the Prospectus under “Risk Factors—The Contribution of Shares to The NewAlliance Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income,” “—One or Both of The Acquisitions Could Be Terminated,” “—Various Factors May Make Takeover Attempts More Difficult to Achieve,” “—We Believe That Subscription Rights Have No Value For Tax Purposes, But the Internal Revenue Service May Disagree,” “Our Policy Regarding Dividends,” “Business of New Haven Savings Bank—Legal Proceedings,” “Federal and State Taxation of NewAlliance Bancshares and Subsidiary,” “Regulation and Supervision,” “The Conversion and The Offering,” “Restrictions on Acquisitions of NewAlliance Bancshares and New Haven Savings Bank” and “Description of Capital Stock of NewAlliance Bancshares,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

(xxii) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(xxiii) The Plan and the establishment and funding of the Foundation have been duly authorized by the Board of Directors of the Company and the Board of Directors of the Bank and, the Department’s and the FDIC’s approvals of the Plan remain in full force and effect; the Bank’s charter has been amended, effective upon consummation of the Conversion and the filing of such amended charter with the Department, to authorize the issuance of permanent capital stock; the Company and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Conversion Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Department, the FDIC or the FRB and no order has been issued by the Department, the FDIC or the FRB to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the Department, the FDIC or the FRB; and, to the best knowledge of such counsel after due inquiry, no person has sought to obtain review of the final action of the Department, the FDIC or the FRB in approving the Connecticut Application (including the Plan which provides for the establishment of the Foundation), the Conversion or the Holding Company Application.

(xxiv) To the best knowledge of such counsel after due inquiry, the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and the Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland and their respective subsidiaries are in all material respects complying therewith.

(xxv) None of the Company, the Bank, the Foundation, Connecticut Bancshares, SBM, Alliance, Tolland nor any of their respective subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion) or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries is a party or by which the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or any of their respective subsidiaries or any of their property may be bound.

(xxvi) The Company is not and, upon completion of the Conversion and the Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

(xxvii) The Company and the Bank have the power and authority to consummate the transactions contemplated by the Connecticut Bancshares Merger Agreement and the Alliance Merger Agreement.

(xxviii) Each of the Connecticut Bancshares Merger Agreement and the Alliance Merger Agreement has been duly authorized, executed and delivered by the Company and the Bank and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(xix) All corporate acts and other proceedings required to be taken by or on the part of the Company and the Bank to consummate each of the Connecticut Bancshares Merger Agreement and the Alliance Merger Agreement have been properly taken and, as of the closing of the Connecticut Bancshares Merger and the Alliance Merger, all corporate acts and other proceedings required to be taken by or on the part of the Company and the Bank to consummate the Connecticut Bancshares Merger and the Alliance Merger will have been properly taken; neither the execution and delivery of the Connecticut Bancshares Merger Agreement and the Alliance Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles, Charter or Bylaws of the Company and the Bank.

(xx) All regulatory and governmental approvals and consents which are necessary to be obtained by the Company and the Bank and their subsidiaries to permit the execution, delivery and performance of each of the Connecticut Bancshares Merger Agreement and the Alliance Merger Agreement have been obtained.

(xxi) All conditions precedent to consummation of the Connecticut Bancshares Merger and Alliance Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement, and all statutory waiting periods with respect to all regulatory and governmental approvals of the Connecticut Bancshares Merger and Alliance Merger have expired.

(2) The favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xiv), (xvi), (xvii) and (xviii) and such other matters as the Agent may reasonably require.

(3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Tyler Cooper & Alcorn LLP and Luse Gorman Pomerenk & Schick shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Tyler Cooper & Alcorn, LLP and Luse Gorman Pomerenk & Schick may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and Luse Gorman Pomerenk & Schick may also rely on the opinion of Tyler Cooper & Alcorn, LLP.

(c) At the Closing Time referred to in Section 2, the Company and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the FRB, the Department or the FDIC, or any other regulatory authority, other than those which the FRB, the Department or the FDIC permit to be completed after the Conversion.

(d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of the Bank and the Chief Financial Officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) there shall have been no material transaction entered into by the Company, the Bank, Connecticut Bancshares, SBM, Alliance, Tolland or their respective subsidiaries from the latest date as of which the financial condition of the Company or the Bank is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company nor the Bank shall have received from the FRB, the Department or the FDIC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Company, the Bank or the Subsidiaries, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Department or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the Department or the FDIC in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Holding Company Application.

(e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of the Bank and the Chief Financial Officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Company, the Bank, Connecticut Bancshares, SBM, Alliance Tolland and their respective subsidiaries as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the Bank and the Subsidiaries is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to PWC and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s and the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Company’s and the Bank’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and the Bank’s internal controls.

(f) (1) At the time of the execution of this Agreement, the Agent shall have received from PWC a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank and the Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and PWC set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial Information of New Haven Savings Bank” in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and the Subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and the Subsidiaries, in each case as compared with the amounts shown in the September 30, 2003 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and the Subsidiaries identified in such letter.

(2) At the time of the execution of this Agreement, the Agent shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to Connecticut Bancshares, SBM and their subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Deloitte & Touche LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of SBM and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial Information of Connecticut Bancshares” in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of SBM and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of SBM and its subsidiaries, in each case as compared with the amounts shown in the September 30, 2003 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Connecticut Bancshares, SBM and their subsidiaries identified in such letter.

(3) At the time of the execution of this Agreement, the Agent shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to Alliance, Tolland and their subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of Tolland and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial Information of Alliance” in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of Tolland and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of Tolland and its subsidiaries, in each case as compared with the amounts shown in the September 30, 2003 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Alliance, Tolland and their subsidiaries identified in such letter.

(g) At Closing Time, the Agent shall have received a letter from each of PWC, Deloitte & Touche LLP and KPMG LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(h) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

(i) At Closing Time, the Agent shall have received a letter from RP Financial, dated as of the Closing Time, confirming its appraisal.

(j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k) At any time prior to Closing Time, (1) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

(a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof;

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Corporator Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (1), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

(b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors, their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Actor any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to reimburse the Agent or such other persons for all reasonable and necessary out-of-pocket expenses incurred by it or them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each director of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company or the Bank, or the Company, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, or (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company’s securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate value for the Securities established by RP Financial is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion is not consummated on or prior to                     , 2004.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 220 South Orange Avenue, Livingston, New Jersey 07039, attention of Chief Executive Officer, facsimile number (973) 597-1258; notices to the Company and the Bank shall be directed to either of them at 195 Church Street, New Haven, Connecticut 06502, attention: Chief Executive Officer.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated January 9, 2003, by and between the Agent and the Bank, relating to the Agent’s providing conversion agent services to the Company and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed in said state without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

Very truly yours,

NEWALLIANCE BANCSHARES, INC.

By:
Name:
Title:

NEW HAVEN SAVINGS BANK

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

RYAN BECK & CO.

By:
Name:
Title:

EXHIBIT 1.2

Exhibit A

NEWALLIANCE BANCSHARES, INC.

                     SHARES

(MAXIMUM OFFERED IN CONVERSION)

COMMON STOCK

(PAR VALUE $.01 PER SHARE)

SELECTED DEALER’S AGREEMENT

                    , 2003

We have agreed to assist NewAlliance Bancshares, Inc. (the “Company”) in connection with the offer and sale of shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company, to be issued in connection with the conversion of New Haven Savings Bank, a Connecticut chartered savings bank (the “Bank”), from mutual to stock form. The Company, in connection with its plan to effect such conversion, offered                      Shares for subscription by certain of the Bank’s depositors, the Bank’s employee stock ownership plan and the Company’s and the Bank’s directors, officers and employees who are not eligible depositors in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the “Syndicated Community Offering”) in accordance with Section 36a-136 of the Connecticut General Statutes and the regulations promulgated thereunder and the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the “Prospectus”).

We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of                      percent (            %) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Bank has requested us to invite you to become a “Sponsoring Dealer,” that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least                      Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of                      percent (            %) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser’s name. Such order form should clearly identify your firm.

As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. (“NASD”) which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD’s Interpretation With Respect to Free-Riding and Withholding and Rule 2740 of the NASD’s Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens therefor residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Common Stock during the offering.

We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Board of Governors of the Federal Reserve System, the Connecticut Department of Banking and Insurance and the FDIC. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the “Commission”) interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person’s order form.

We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest, in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer’s funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing “sweep arrangements,” we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective “blue sky” laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of the State of Connecticut.

Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Ryan Beck & Co., 220 South Orange Avenue, Livingston, New Jersey 07039. The enclosed duplicate copy will evidence the agreement between us.

Very truly yours,

RYAN BECK & CO.

By:
Name:
Title:

CONFIRMED AND ACCEPTED
As of the date first above written:

[NAME OF SELECTED DEALER]

By:
Name:
Title: